THIRD AMENDMENT TO COAL SALES AGREEMENT

          THIS THIRD AMENDMENT TO COAL SALES AGREEMENT ("Amendment") is made, entered into and effective as of the first day of January, 2002 to amend that certain Coal Sales Agreement dated as of December 15, 1986, as amended by First Amendment dated as of September 29, 1995 and Second Amendment dated as of April 20, 1999, between ARCH COAL SALES COMPANY, a Delaware corporation ("Seller") and COGENTRIX VIRGINIA LEASING CORPORATION, a Virginia corporation ("Buyer").

WITNESSETH:

          WHEREAS, the parties to the Coal Sales Agreement have determined that certain provisions of the Coal Sales Agreement should be amended; and

          WHEREAS, the Coal Sales Agreement provides that it may be amended only by an instrument in writing signed by all parties.

          NOW, THEREFORE, for good and valuable consideration including the mutual agreements contained herein, the parties to the Coal Sales Agreement do hereby agree as follows:

    Section 3.01 of the Agreement, as heretofore amended, is hereby further amended by deleting the first sentence in its entirety and replacing it with the following:

    "Section 3.01 Identification of Supply Source. The principle source of the coal to be purchased and sold hereunder shall be the Holden 22 Complex owned by Falcon Land Company, Inc. and located in Logan County, West Virginia (the "Complex"). Such coal shall be delivered f.o.b. barge from segregated ground storage or railcars at the Dominion Terminal Associates Coal Pier located at Newport News, Virginia ("Dominion Terminal"). These facilities collectively shall be referred to as a source complex."

    2.   Section 3.02 of the Agreement, as heretofore amended, is hereby further amended by adding a sentence at the end as follows:

    "Subject to the provisions of this section 3.02, Buyer and Seller hereby recognize the Camp Creek Complex owned by Riverton Coal Production, Inc. and located in Wayne County, West Virginia as a substitute supply source."

    3.    Section 4.02 of the Agreement is hereby amended by adding an additional paragraph at the end of the present text as follows:

    "For coal delivered under this Agreement f.o.b. barge at the Dominion Terminal, Buyer shall pay a transportation charge of $17.85 per ton as of the effective date of this Amendment through the remaining term of the Agreement. This charge will reimburse Seller for all coal transportation charges to include costs to transport the coal from the Complex to Dominion Terminal, and any storage, dumping, docking and handling fees levied at that facility. This transportation charge shall not be subject to the five percent (5.0%) annual adjustment as provided under this Section 4.02."

    4.   Section 5.02 of the Agreement is hereby amended by adding a sentence at the end of the current text as follows:

    "This Section 5.02 shall not apply to shipments delivered under this Agreement f.o.b. barge at Dominion Terminal. Buyer shall bear the risk of loss of each such shipment after loading into barges at Dominion Terminal."

    5.   Section 5.04 of the Agreement is hereby amended by adding a sentence at the end as follows:

    "Notwithstanding the preceding sentence, for coal shipments delivered under this Agreement f.o.b. barge at Dominion Terminal, the gross weight of coal shipped, for all purposes, shall be conclusively established by outbound belt scale at time of loading at Dominion Terminal."

    6.   All capitalized terms shall have the meaning ascribed to them in the Agreement, as amended, unless otherwise defined in this Amendment.

    7.   Except as specifically modified herein, all other terms and provisions of the Agreement, as previously amended, shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

BUYER:

COGENTRIX VIRGINIA LEASING CORPORATION

By:            /s/ TONY HALCOMB
        Title:  Vice President Operations

SELLER:

ARCH COAL SALES COMPANY, INC.

By:            /s/ JOHN EAVES
        Title:  President